Exhibit 4.3
BRITISH TELECOMMUNICATIONS plc
as Issuer
and
Citibank, N.A.
as Book-Entry Depositary

DEPOSIT AGREEMENT
Dated as of December 12, 2000

DEPOSIT AGREEMENT
     THIS DEPOSIT AGREEMENT (this “Agreement”) is made as of this 12th day of December, 2000 by and between British Telecommunications plc, a public limited company incorporated in Great Britain and registered in England and Wales (the “Company”) and Citibank, N.A., a national banking association, as Book-Entry Depositary (the “Book-Entry Depositary”).
ARTICLE 1
DEFINITIONS AND OTHER GENERAL PROVISIONS
     SECTION 1.01. Definitions.
     The following terms, as used herein, have the following meanings:
     “Additional Amounts” shall have the meaning ascribed to it in the Indenture.
     “Beneficial Owner” means any person owning any beneficial interest in a Certificateless Depositary Interest but who is not the holder of such Certificateless Depositary Interest and may include any DTC Participant; it being understood that the term Beneficial Owner shall not include any agent or financial intermediary holding an interest in a Certificateless Depositary Interest solely to the extent such interest is held for or on behalf of any Beneficial Owner.
     “Board Resolution” shall have the meaning ascribed to it in the Indenture.
     “Book-Entry Depositary” means the party named as such in this Agreement until a successor shall have become such pursuant to Section 3.07 hereof, and thereafter “Book-Entry Depositary” shall mean such successor or its nominee or the custodian of either.
     “Book-Entry Interests” means an interest or interests in any Certificateless Depositary Interest issued pursuant to this Agreement which are eligible for trading through DTC’s book-entry system.
     “Business Day” shall have the meaning ascribed to it in the Indenture.
     “Certificateless Depositary Interest” means an interest in a Global Security of any series of Securities that (i) shall, at all times, represent the right to receive 100% of the principal and premium (if any) of, and interest and Additional Amounts, if any, on such Global Security and the right to receive in certain circumstances the issue of one or more Definitive Securities representing up to 100% of the principal amount at maturity represented by such Global Security and (ii) is issued by the Book-Entry Depositary to the Depositary or its nominee.
     “Company” means the party named as such in this Agreement until a successor replaces it pursuant to the applicable provisions of the Indenture and, thereafter, means the successor.
     “Company Order” and “Company Request” shall have the meanings ascribed to them in the Indenture.
     “Corporate Trust Office” means the office of the Book-Entry Depositary in The Borough of Manhattan, The City of New York, at which at any particular time its corporate trust business shall be principally administered, which at the date hereof is located at 111 Wall Street, 5th Floor NY, NY 10005, Attention: Citibank Agency & Trust Services.
     “Definitive Securities” means definitive Securities in registered form issued pursuant to the Indenture.

     “Depositary” means DTC or any successor, in whose name the Certificateless Depositary Interest is recorded pursuant to Section 2.03 hereof.
     “DTC” means The Depository Trust Company or its nominee.
     “DTC Participants” means institutions that have accounts with DTC or its successors.
     “Event of Default” shall have the meaning ascribed to it in the Indenture.
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
     “Global Security” means a global security in bearer form representing 100% of a series of Securities issued pursuant to the Indenture.
     “Indenture” means the indenture dated as of December 12, 2000 between the Company and Citibank, N.A., as Trustee, relating to the Securities as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof, including for all purposes the provisions of the Trust Indenture Act that are deemed to be a part of and govern such instrument.
     “Letter of Representations” means a Letter of Representations to DTC from the Book-Entry Depositary and the Company pertaining to one or more series of Securities.
     “Officers’ Certificate” shall have the meaning ascribed to it in the Indenture.
     “Opinion of Counsel” means a written opinion from legal counsel, who may be counsel to the Company.
     “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.
     “Responsible Officer” means, with respect to the Book-Entry Depositary, any officer assigned to or working in the Book-Entry Depositary’s corporate trust department or, with respect to a particular corporate trust or agency matter, any other officer to whom such matter is referred because of his or her knowledge and familiarity with the particular subject.
     “Securities” means any senior debt securities of the Company issued, authenticated and delivered under the Indenture.
     “Stated Maturity” shall have the meaning ascribed to it in the Indenture.
     “Stated Maturity Record Date” shall have the meaning ascribed to it in Section 2.08.
     “Trust Indenture Act” means the United States Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture; provided, however, that in the event the United States Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by such amendment, the United States Trust Indenture Act of 1939, as so amended.
     “Trustee” means the Person acting as Trustee under the Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and “Trustee” shall thereafter mean such successor Trustee.
     SECTION 1.02. Rules of Construction.

     Unless the context otherwise requires, (1) a term has the meaning assigned to it herein; (2) any capitalized term not otherwise defined herein shall have the meaning ascribed to it in the Indenture; (3) “or” is not exclusive; (4) “including” means including without limitation; (5) words in the singular include the plural and words in the plural include the singular; and (6) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.
ARTICLE 2
BOOK-ENTRY INTERESTS
     SECTION 2.01. Deposit of the Global securities; Issuance of Certificateless Depositary Interests.
     The Book-Entry Depositary hereby agrees to accept from time to time custody of the Global Security of any series and shall act as Book-Entry Depositary in accordance with the terms of this Agreement. The Book-Entry Depositary shall hold such Global Security at its Corporate Trust Office in The Borough of Manhattan, The City of New York or at such place or places outside the United Kingdom as it may determine with the consent of the Company for the purposes of Section 2.03 below in respect of the Global Security of each series. The Book-Entry Depositary shall issue a Certificateless Depositary Interest with respect to each series of Securities in accordance with the Letter of Representations. Nothing in this Agreement shall affect the legal rights of the holder of any Global Security or the obligations of the Company or the Trustee to such holder.
     SECTION 2.02. Book-Entry System.
     (a) Upon acceptance by DTC of a Certificateless Depositary Interest for entry into its book-entry settlement system in accordance with the terms of the Letter of Representations, Book-Entry Interests will be issued by DTC and traded through DTC’s book-entry system, and ownership of such Book-Entry Interests shall be shown in, and the transfer of such ownership shall be effected through, records maintained by DTC or its successors or DTC Participants. Book-Entry Interests shall be transferable only as units in the same authorized denominations as the Securities to which they correspond.
     (b) Except as provided in Section 2.04, no owner of Book-Entry Interests shall be entitled to receive a Definitive Security on account of such ownership, and such owner’s interest therein shall be shown only in accordance with the procedures of DTC as set forth in the Letter of Representations.
     SECTION 2.03. Transfer of Certificateless Depositary Interests.
     The Company appoints the Book-Entry Depositary as its agent for the sole purpose of maintaining at the Book-Entry Depositary’s Corporate Trust Office records in which the Book-Entry Depositary shall record (i) DTC as the initial owner of the Certificateless Depositary Interests, (ii) the transfer of ownership of the Certificateless Depositary Interest in such Global Security upon Schedule A of each Global Security, and (iii) the increases and decreases in the principal amount at maturity represented by the Certificateless Depositary Interests. Ownership of a Certificateless Depositary Interest cannot be transferred unless such transfer is noted in the records of the Book-Entry Depositary. The Book-Entry Depositary shall not recognize any transfer or exchange of ownership of Certificateless Depositary Interests that does not comply with the provisions of this Section 2.03. Unless and until the Securities of a particular series are exchanged in whole or in part for other securities of the Company or the Global Security is exchanged for Definitive Securities, the Certificateless Depositary Interest of such series held by DTC may not be transferred except as a whole by DTC to a nominee of DTC or any such nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor. The Book-Entry Depositary shall treat the Person in whose name a Certificateless Depositary Interest is recorded in the records of the Book-Entry Depositary as the owner thereof for all purposes whatsoever and shall not be bound or affected by any notice to the contrary, other than an order of a court having jurisdiction over the Book-Entry Depositary.
     The foregoing paragraph shall not (i) impose an obligation on the Book-Entry Depositary to record the interests in or transfers of Book-Entry Interests held by DTC Participants, or Persons that may hold Book-Entry

Interests through DTC Participants or (ii) restrict transfers of such Book-Entry Interests held by DTC Participants or such Persons.
     In connection with the Book-Entry Depositary’s appointment as the Company’s agent under this Section 2.03, the Company shall have such rights and obligations as regards removal of the Book-Entry Depositary and appointment of a successor as are specified in Section 3.07 hereof.
     SECTION 2.04. Transfer of the Global Securities.
     The Book-Entry Depositary shall hold the Global Security of any series of Securities in custody for the benefit of the Depositary. The Book-Entry Depositary shall not transfer or lend any Global Security or any interest therein except that (i) a Global Security may be exchanged in whole or in part, pursuant to Section 305 of the Indenture, (ii) a Global Security may be exchanged or replaced pursuant to Sections 306 of the Indenture, (iii) any Global Security may be delivered to the Trustee for cancellation pursuant to Section 309 of the Indenture and (iv) any Global Security may be transferred to a successor Book-Entry Depositary appointed in accordance with Section 307 hereof. Notwithstanding the foregoing, the Book-Entry Depositary shall not under any circumstances surrender or deliver any Global Security to the Depositary.
     The Book-Entry Depositary shall promptly notify the Depositary that the corresponding Global Securities will be exchanged in whole or in part for Definitive Securities pursuant to Section 305 of the Indenture in the event of each of the following: (i) the Book-Entry Depositary notifies the Company and the Trustee in writing under Section 307 hereof that it is unwilling or unable to continue as Book-Entry Depositary and no successor Book-Entry Depositary has been appointed by the Company within 120 days of such notification, (ii) DTC notifies the Book-Entry Depositary that it is unwilling or unable to continue as Depositary with respect to the Certificateless Depositary Interests or if at any time it is unable to or ceases to be a clearing agency registered under the Exchange Act and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Book-Entry Depositary at the written request of the Company within 120 days, (iii) in the event of a winding-up of the Company, the Company fails to make a payment on the Securities when due, or an Event of Default (as defined in the Indenture) on the Securities has occurred and is continuing, or (iv) if the Company at its option and in its sole discretion determines pursuant to Section 305 of the Indenture that any or all series of Global Securities should be exchanged (in whole but not in part) for Definitive Securities, the Book-Entry Depositary shall promptly notify the Depositary that the corresponding Global Securities will be exchanged in whole or in part for Definitive Securities pursuant to Section 305 of the Indenture. Definitive Securities shall be issued in such names and amounts as the Depositary shall specify upon cancellation of the corresponding Certificateless Depositary Interest and all Book-Entry Interests with respect thereto. The Book-Entry Depositary agrees, for the benefit of the Trustee and holders of Book-Entry Interests, that it will promptly surrender the corresponding Global Securities held by it to the Trustee in connection with such exchange for cancellation pursuant to Section 309 of the Indenture.
     Delivery of Definitive Securities pursuant to this Section 2.04 shall be made free of any fees of the Book-Entry Depositary to the Depositary or Beneficial Owner with respect thereto.
     SECTION 2.05. Cancellation.
     If a Global Security is surrendered for payment or for redemption or purchase of Securities evidenced thereby or for exchange for Definitive Securities to any Person other than the Trustee, such Global Security shall, subject to Section 2.07, be delivered to the Trustee for cancellation.
     SECTION 2.06. Payments in Respect of a Certificateless Depositary Interest and Global Security.
     (a) Whenever the Book-Entry Depositary shall receive from any Paying Agent appointed under the Indenture any payment on a Global Security, including any payments of Additional Amounts, the amount so received shall be distributed promptly to the Depositary entitled thereto, on the corresponding payment date for such Global Security. So long as DTC is the Depositary, such payments shall be made in accordance with the Letter of Representations.

     (b) The Book Entry Depositary shall forward to the Company and the Trustee or their agents such information from its records as the Company may reasonably request to enable the Company and the Trustee or their agents to file necessary reports with governmental agencies, and the Book Entry Depositary, the Company and the Trustee or their agents may (but shall not be required to) file any such reports necessary to obtain benefits under any applicable tax treaties for the Depositary or Beneficial Owners of Book-Entry Interests.
     (c) None of the Company, the Trustee, the Book-Entry Depositary or any agent of the Company or the Trustee or the Book-Entry Depositary will have any responsibility or liability for any aspect of the records relating to payments made by the Depositary (or its direct or indirect participants) on account of Book-Entry Interests or for maintaining, supervising or reviewing any records relating to such Book-Entry Interests.
     (d) Notwithstanding any other provision of this Agreement, the Book-Entry Depositary shall be required to pay to the Depositary only amounts (including Additional Amounts) received by the Book-Entry Depositary under the Global Security of any series.
     SECTION 2.07. Redemption of Security and Book-Entry Interest.
     In the event that the Company exercises any right of redemption under the Indenture and the terms of the Securities of any series in respect of all or any part of a Global Security, the Book-Entry Depositary shall promptly upon receipt of the redemption price deliver such Global Security to the Trustee and request the Trustee to endorse Schedule A to such Global Security to reflect the reduction in the principal amount at maturity of such Global Security as a result of such redemption. In addition, the Book-Entry Depositary shall notify the Depositary of the principal amount at maturity redeemed and of a corresponding reduction of the same principal amount at maturity of the corresponding Certificateless Depositary Interest. The Book-Entry Depositary shall pay all such amounts received by it in connection with such redemption to the Depositary.
     SECTION 2.08. Record Date.
     Whenever (i) any payment is to be made in respect of any Global Security, (ii) the Book-Entry Depositary shall receive notice of any action to be taken by the holder of the Global Security of any series or (iii) the Book-Entry Depositary otherwise deems it appropriate in respect of any other matter, the Book-Entry Depositary shall fix a record date for the determination of the holder of the Certificateless Depositary Interest who shall be entitled to receive payment in respect thereof, to take any such action or to act in respect of any such matter, which record date shall be the same date as that fixed with respect to the corresponding holder of the Global Security or holders, if any, of Definitive Securities under the Indenture provided, however, that the Book-Entry Depository shall initially fix the Business Day immediately preceding each Stated Maturity as the record date with respect to payments of interest and principal relating to the Certificateless Depositary Interests and the Book-Entry Interests (the “Stated Maturity Record Date”); provided, further, that in the event the Book-Entry Depositary changes the Stated Maturity Record Date, the Book-Entry Depositary shall give notice to the Depositary and owners of Book-Entry Interests pursuant to Section 4.02 of this Agreement 30 days prior to such new Stated Maturity Record Date. Subject to the provisions of this Agreement, only the Depositary in whose name a Certificateless Depositary Interest is recorded in the records of the Book-Entry Depositary at the close of business on such record date shall be entitled to receive any such payment, to give instructions as to such action or to act in respect of any such matter.
     SECTION 2.09. Action in Respect of a Certificateless Depositary Interest.
     (a) Not later than 10 days after receipt by the Book-Entry Depositary of notice of any solicitation of consents or request for a waiver or other action by the holder of the Global Security of any series of Securities under the Indenture or under this Agreement, the Book-Entry Depositary shall mail to the Depositary a notice containing (i) such information as is contained in the notice received, (ii) a statement that the Depositary at the close of business on a specified recorded date (established in accordance with Section 2.08 hereof) will be entitled, subject to the provisions of or governing such Certificateless Depositary Interest or Global Security, to instruct the Book-Entry Depositary as to the consent, waiver or other action, if any, pertaining to this Agreement or the Indenture and (iii) a statement as to the manner in which such instructions may be given. Upon the written request of the Depositary received on or before the date established by the Book-Entry Depositary for such purpose, the Book-Entry

Depositary shall endeavor insofar as practicable and permitted under the provisions of this Agreement or the Indenture, as the case may be, to take such action regarding the requested consent, waiver or other action in respect of all or only a portion of the principal amount at maturity of such Certificateless Depositary Interest or Global Security, as the case may be, with respect to which instructions in accordance with any instructions set forth in such request have been received. In addition, the Book-Entry Depositary will forward to the Depositary, or, based upon instructions received from the Depositary, to owners of Book-Entry Interests, all materials pertaining to any such solicitation, request, offer or other action. The Book-Entry Depositary agrees that the Depositary may grant proxies or otherwise authorized DTC Participants (or Persons owning Book-Entry Interests through such DTC Participants) to provide such instructions to the Book-Entry Depositary so that it may exercise any rights of a holder or take any other action which a holder is entitled to take under the Indenture. The Book-Entry Depositary shall not itself exercise any discretion in the granting of consents of waivers or the taking of any other action in respect of a Global Security. Without prejudice to Section 2.06(c), the records of the Depositary shall, absent manifest error, be conclusive evidence of the owners of the Book-Entry Interests and the principal amount at maturity represented by such Book-Entry Interests.
     (b) Not later than 10 days after receipt by the Book-Entry Depositary of any notice of redemption with respect of the Securities pursuant to Section 1102 of the Indenture, the Book-Entry Depositary shall mail to the Depositary a notice containing (i) the information contained in such notice of redemption and (ii) a statement that the Securities called for redemption must be surrendered pursuant to the terms of the Indenture, in order to collect the redemption price. So long as DTC is the Depositary, such notice shall also comply with the Letter of Representations.
     SECTION 2.10. Changes Affecting a Global Security.
     Upon any reclassification of Securities of any series, or upon any recapitalization, reorganization, merger, assumption or consolidation or sale of assets affecting the Company or to which the Company is a party, any securities that shall be received by the Book-Entry Depositary in exchange for or in respect of the Global Security relating to such series of Securities shall be treated as a new Global Security or as part of such Global Security under this Agreement and any corresponding Certificateless Depositary Interest shall thenceforth represent such Global Security, including such new securities so received.
     SECTION 2.11. Report.
     The Book-Entry Depositary shall promptly send to the Depositary a copy of any notices, reports and other communications received relating to the Company or any series of Securities.
     SECTION 2.12. Additional Amount.
     At least 10 days prior to the first date on which withholding from any payment on the Global Security on account of taxes would be required under applicable law or payment of Additional Amounts would be required to be made pursuant to Section 1004 of the Indenture, and at least 10 days prior to any subsequent such date if there has been any change with respect to such matters, the Company will furnish the Book-Entry Depositary with an Officers’ Certificate that shall specify the amount, if any, required to be withheld on such payments and the amount of Additional Amounts payable, net of amounts to which the Depositary or any owner of such Book-Entry Interest is not entitled. The Book-Entry Depositary shall have no responsibility for determining whether the Depositary or any owner of a Book-Entry Interest is entitled to the payment of Additional Amounts, but shall be entitled to rely conclusively for this purpose on the Officers’ Certificate or on certifications from the Depositary. Notwithstanding anything to the contrary provided above, the Book-Entry Depositary shall pay or cause to be paid Additional Amounts only out of funds that shall be received by it from the Company for that purpose.
ARTICLE 3
THE BOOK-ENTRY DEPOSITARY
     SECTION 3.01. Certain Duties and Responsibilities.

     (a) The Book-Entry Depositary undertakes to exercise good faith and reasonable care in the performance of such duties and only such duties are specifically set forth in this Agreement.
     (b) No provision of this Agreement shall be construed to relieve the Book-Entry Depositary from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that the duties and obligations of the Book-Entry Depositary with respect to the Certificateless Depositary Interest and the Global Security of any series shall be determined solely by the express provisions of this Agreement and the Book-Entry Depositary shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Book-Entry Depositary.
     (c) The Book-Entry Depositary shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Depositary relating to the time, method and place of conducting any proceeding for any remedy available to the Book-Entry Depositary, or exercising any power conferred upon the Book-Entry Depositary, under this Agreement.
     (d) No provision of this Agreement shall require the Book-Entry Depositary to expand or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.
     (e) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Book-Entry Depositary shall be subject to the provisions of this Section.
     SECTION 3.02. Certain Rights of Book-Entry Depositary. Subject to the provisions of Section 3.01 hereof:
     (a) the Book-Entry Depositary may rely and shall be protected from any liability associated with or arising out of acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, security, or other paper or document, whether in its original or facsimile form, believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate, a Company Order or Company Request, and any action or resolution of the Board of Directors of the Company shall be sufficiently evidenced by a Board Resolution;
     (c) the Book-Entry Depositary may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;
     (d) the Book-Entry Depositary shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Book-Entry Depositary, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the issuance of any Global Security, and if the Book-Entry Depositary shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, at reasonable times during normal business hours and upon reasonable notice, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
     (e) the Book-Entry Depositary may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Book-Entry Depositary shall not be responsible for any misconduct or negligence on the part of any agent (other than an officer or employee of the Book-Entry Depositary) or attorney appointed with due care by it hereunder;

     (f) the Book-Entry Depositary shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request, order or direction of the Depositary, unless the Depositary shall have offered to the Book-Entry Depositary security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request, order or direction;
     (g) the Book-Entry Depositary shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement; and
     (h) whenever in the administration of its duties under this Agreement the Book-Entry Depositary shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Book-Entry Depositary, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Book-Entry Depositary.
     SECTION 3.03. Not Responsible for Recitals or Issuance of Securities.
     The recitals contained in the Indenture and in any Security, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Book-Entry Depositary assumes no responsibility for their correctness. The Book-Entry Depositary makes no representations as to the validity or sufficiency of this Agreement or of any Global Security or of any offering materials and the performance and observance by the Company of its obligations under any Global Security or the recoverability of any sum of interest or principal due or to become due from the Company in respect of any Global Security. The Book-Entry Depositary shall at no time be liable for any act, default or omission of the Company under or in respect of any Security. The Book-Entry Depositary shall not be accountable for the use or application by the Company of the proceeds with respect to any Security. The Book-Entry Depositary shall at no time have any responsibility for, or obligation or liability in respect of, the financial condition, creditworthiness, affairs, status or nature of the Company.
     SECTION 3.04. Money Held in Trust.
     Money held by the Book-Entry Depositary in trust hereunder need not be segregated from other funds held by the Book-Entry Depositary, except to the extent required by law, and except that if the Book-Entry Depositary acts as paying agent with respect to any Securities, money held in such capacity shall be segregated from the money held in its capacity as Book-Entry Depositary. The Book-Entry Depositary shall be under no obligation to invest or pay interest on any money received by it hereunder, except as otherwise agreed in writing with the Company.
     SECTION 3.05. Compensation and Reimbursement. The Company agrees:
     (a) to pay to the Book-Entry Depositary from time to time such compensation as agreed between them in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law with regard to the compensation of a trustee of an express trust);
     (b) to reimburse the Book-Entry Depositary and any predecessor Book-Entry Depositary upon its request for all expenses, disbursements and advances incurred or made by the Book-Entry Depositary in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel but excluding any ordinary administrative expenses and any overhead expense), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and
     (c) to fully indemnify each of the Book-Entry Depositary and any predecessor Book-Entry Depositary for, and to hold it harmless against, any and all loss, liability, claim, damage or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Agreement and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder.

     The Book-Entry Depositary shall notify the Company in writing of the commencement of any action or lien in respect of which indemnification may be sought promptly after the Book-Entry Depositary becomes aware of such commencement (provided that the failure to make such notification shall not affect the Book-Entry Depositary’s rights hereunder). The Book-Entry Depositary shall not compromise or settle any such action or claim without the written consent of the Company, which consent shall not be unreasonably withheld.
     The obligations of the Company under this Section to compensate and indemnify the Book-Entry Depositary and any predecessor Book-Entry Depositary and to pay or reimburse the Book-Entry Depositary and any predecessor Book-Entry Depositary for expenses, including reasonable attorney’s fees, disbursements and advances shall survive the repayment of any Security, resignation or removal of the Book-Entry Depositary and satisfaction, discharge or other termination of this Agreement.
     SECTION 3.06. Book-Entry Depositary Required; Eligibility.
     At all times when there is a Book-Entry Depositary hereunder, such Book-Entry Depositary shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, having, together with its parent, a combined capital and surplus of at least $150,000,000, subject to supervision or examination by Federal, State or District of Columbia authority, willing to act on reasonable terms. Such corporation shall have its principal place of business in the Borough of Manhattan, The City of New York, if there be such a corporation in such location willing to act upon reasonable and customary terms and conditions. If such corporation, or its parent, publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of the Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Book-Entry Depositary and the Company shall have executed a Letter of Representations to DTC acceptable in form and substance to DTC and the Company with respect to the Certificateless Depositary Interests. The Book-Entry Depositary hereunder shall at all times be the Trustee under the Indenture, subject to receipt of an Opinion of Counsel that the same Person is precluded by law from acting in such capacities. If at any time the Book-Entry Depositary shall cease to be eligible in accordance with the provisions of the Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     SECTION 3.07. Resignation and Removal: Appointment of Successor.
     (a) No resignation or removal of the Book-Entry Depositary and, in the case of (i) below, no appointment of a successor Book-Entry Depositary pursuant to this Article shall become effective until (i) the acceptance of appointment by the successor Book-Entry Depositary in accordance with the applicable requirements of Section 3.08 hereof or (ii) the issuance of Definitive Securities with respect to all outstanding Securities in accordance with Section 2.04 hereof.
     (b) The Book-Entry Depositary may resign at any time by giving written notice thereof to the Company and the Depositary, in accordance with Section 4.01 and Section 4.04 hereof, not less than 60 days prior to the effective date of such resignation. The Book-Entry Depositary may be removed at any time upon not less than 90 days’ notice by the filing with it of an instrument in writing signed on behalf of the Company and specifying such removal and the date when it is intended to become effective.
     (c) If at any time
     (1) the Book-Entry Depositary shall cease to be eligible under Section 3.06 hereof and shall fail to resign after written request therefor by the Company or by the Depositary, or
     (2) the Book-Entry Depositary shall become incapable of acting with respect to any Certificateless Depositary Interest or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Book-Entry Depositary or of its property shall be appointed or any public officer shall take charge or control of the Book-Entry Depositary or of its property or affairs for the purpose of rehabilitation, conservation of liquidation, then, in any such case, (i) the Company, by Board Resolution, may immediately remove the Book-Entry Depositary and appoint a successor Book-Entry Depositary or (ii) the Depositary or Book-Entry Depositary may, on behalf of itself and all others similarly situated, petition at the expense of the Company any court of competent jurisdiction for the removal of the Book-Entry Depositary and the appointment of a successor Book-Entry Depositary or Book-Entry Depositaries unless Definitive Securities have been issued with respect to all outstanding Securities in accordance with the Indenture. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Book-Entry Depositary and appoint a successor Book-Entry Depositary.
     (d) If the Book-Entry Depositary shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Book-Entry Depositary for any cause, the Company, by Board Resolution, shall promptly appoint a successor Book-Entry Depositary (other than the Company) and shall comply with the applicable requirements of Section 3.08 hereof. If no successor Book-Entry Depositary with respect to all Global Securities shall have been so appointed by the Company and accepted appointment in the manner required by Section 3.08, the Depositary or Book-Entry Depositary may, on behalf of itself and all others similarly situated, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Book-Entry Depositary unless Definitive Securities have been issued with respect to all outstanding Securities in accordance with the Indenture.
     (e) The Company shall give, or shall cause such successor Book-Entry Depositary to give, notice of each resignation and each removal of a Book-Entry Depositary and each appointment of a successor Book-Entry Depositary to the Depositary in accordance with Section 4.02 hereof. Each notice shall include the name of the successor Book-Entry Depositary and the address of its Corporate Trust Office. If the Company fails to give notice within ten days after acceptance of appointment by the successor Book-Entry Depositary, the successor Book-Entry Depositary shall cause such notice to be given at the expense of the Company.
     SECTION 3.08. Acceptance of Appointment by Successor.
     (a) In case of the appointment hereunder of a successor Book-Entry Depositary, every such successor Book-Entry Depositary so appointed shall execute, acknowledge and deliver to the Company and to the retiring Book-Entry Depositary an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Book-Entry Depositary shall become effective and such successor Book-Entry Depositary, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Book-Entry Depositary, with like effect as if originally named as Book-Entry Depositary hereunder; provided, however, on the request of the Company or the successor Book-Entry Depositary, such retiring Book-Entry Depositary shall, upon payment of all amounts due and payable to it pursuant to Section 3.05 hereof, execute and deliver an instrument transferring to such successor Book-Entry Depositary all the rights and powers of the retiring Book-Entry Depositary and shall duly assign, transfer and deliver to such successor Book-Entry Depositary all property and money held by such retiring Book-Entry Depositary hereunder and shall deliver each Global Security to the successor.
     (b) Upon request of any such successor Book-Entry Depositary, the Company shall execute any and all instruments necessary for more fully and certainly vesting in and confirming to such successor Book-Entry Depositary all such rights, powers and agencies referred to in paragraph (a) of this Section.
     (c) No successor Book-Entry Depositary shall accept its appointment unless at the time of such acceptance such successor Book-Entry Depositary shall be eligible under this Article.
     (d) Upon acceptance of appointment by any successor Book-Entry Depositary as provided in this Section, the Company shall give notice thereof to the Depositary in accordance with Section 4.02 hereof. If the acceptance of appointment is substantially contemporaneous with the resignation of the Book-Entry Depositary, the notice called for by the preceding sentence may be combined with the notice called for by Section 3.07 hereof. If the Company fails to give such notice within 15 days after acceptance of appointment by the successor Book-Entry Depositary, the successor Book-Entry Depositary shall promptly cause such notice to be given at the expense of the Company.

     SECTION 3.09. Merger, Conversion, Consolidation or Succession to Business.
     Any corporation into which the Book-Entry Depositary may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Book-Entry Depositary shall be a party, or any corporation succeeding to all or substantially all the corporate trust or agency business of the Book-Entry Depositary, shall be the successor of the Book-Entry Depositary hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation shall be otherwise eligible under this Article. Written notice of any merger, conversion, consolidation or sale shall forthwith be given to the Company and the Depositary.
     SECTION 3.10. May Hold Securities; Other Dealings.
     The Book-Entry Depositary may own and deal in any class of securities of the Company and its affiliates and in the Securities and Book-Entry Interests. The Book-Entry Depositary may enter into other dealings with the Company of any nature whatsoever.
     SECTION 3.11. Notice of Default.
     Within 10 days after the occurrence of any Event of Default under the Indenture with respect to any Series of Securities (a “Securities Default”) of which a Responsible Officer of the Book-Entry Depositary has actual knowledge, the Book-Entry Depositary shall transmit by mail to the Depositary in the manner provided in Section 4.02 hereof, notice of such Securities Default, unless such Securities Default shall have been cured or waived.
ARTICLE 4
MISCELLANEOUS PROVISIONS
     SECTION 4.01. Notices to Book-Entry Depositary or Company.
     Any request, demand, authorization, direction, notice, consent, or waiver or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,
     (a) the Book-Entry Depositary by the Depositary, the Trustee or the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and delivered or mailed and received, first-class postage prepaid, to the Book-Entry Depositary at its Corporate Trust Office, Attention: Citibank Agency & Trust Services, or at any other address previously furnished in writing by the Book-Entry Depositary to the Depositary, the Trustee and the Company, or
     (b) the Company, by the Book-Entry Depositary shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and delivered or mailed and received, first-class postage prepaid to the Company, BT Centre, 81 Newgate Street, London EC1A 7AJ, England, Attention: Ann Louise Holding, or at any other address previously furnished in writing to the Book-Entry Depositary by the Company.

     SECTION 4.02. Notice to Depositary and Owners; Waiver.
     Where this Agreement provides for notice to the Depositary or owners of Book-Entry Interests of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided or as provided in the Letter of Representations) if in writing and mailed first-class postage prepaid, to the Depositary at the address notified to the Book-Entry Depositary, in each case not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waiver of notice by the Depositary shall be filed with the Book-Entry Depositary, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     If by reason of the suspension of regular mail service or for any other reason it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Book-Entry Depositary shall constitute a sufficient notification for every purpose hereunder.
     SECTION 4.03. Effect of Heading and Table of Contents.
     The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
     SECTION 4.04. Successors and Assigns.
     All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.
     SECTION 4.05. Separability Clause.
     In case any provision in this Agreement or in any series of Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.
     SECTION 4.06. Benefits of Agreement.
     Nothing in this Agreement, any series of Securities, or the Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefits or any legal or equitable right, remedy or claim under this Agreement. The owners from time to time of the Book-Entry Interests shall be parties to this Agreement and shall be bound by all of the terms and conditions hereof and of the Indenture and the corresponding series of Securities, by their acceptance of delivery of the Book-Entry Interests.
     SECTION 4.07. Governing Law.
     This Agreement shall be governed by, and constructed in accordance with, the laws of the State of New York without regard to the applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.
     SECTION 4.08. Jurisdiction.
     By the execution and delivery of this Agreement, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed CT Corporation System as its authorized agent upon which process may be served in any suit or proceeding arising out of this Agreement that may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, and acknowledges that CT Corporation System has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and waives any objection which it may now or hereafter have to the laying of venue or any such proceeding or any claim of inconvenient forum and (iii) agrees that service of process upon CT Corporation System and written notice of said service to the Company (mailed or delivered to the Company’s General Counsel at the Company’s principal office) shall be deemed in every respect effective service of process upon it in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as this Agreement shall be in full force and effect. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution of otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by law.
     SECTION 4.09. Counterparts.
     This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.
     SECTION 4.10. Inspection of Agreement.
     A copy of this Agreement shall be available upon prior written request at all reasonable times during normal business hours at the Corporate Trust Office of the Book-Entry Depositary for inspection by any owner of Book-Entry Interests.
     SECTION 4.11. Satisfaction and Discharge.
     This Agreement upon a Company Request shall cease to be of further effect with respect to Securities of any series, and the Book-Entry Depositary, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Agreement, when (i) with respect to the Securities of any series the Indenture has been satisfied and discharge pursuant to the provisions thereof or Definitive Securities have been issued and the corresponding Global Securities have been canceled in accordance with the provisions of Section 2.04 or 2.05, (ii) the Company has paid or caused to be paid all sums payable hereunder by the Company with respect to the Securities of such series and (iii) the Company has delivered to the Book-Entry Depositary an Officers’ Certificate and an Opinion of Counsel, stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Agreement with respect to the Securities of such series have been complied with.
     SECTION 4.12. Amendments.
     The Company and the Book-Entry Depositary may amend this Agreement without the consent of the Depositary or the owners of Book-Entry Interests:
     (a) to cure any ambiguity, omission, defect or inconsistency;
     (b) to add to the convents and agreements of the Book-Entry Depositary or the Company;
     (c) to evidence or effectuate the assignment of the Book-Entry Depositary’s rights and duties to a qualified successor, as provided herein;
     (d) to comply with any requirements of the U.S. Securities Act of 1933, as amended, the Exchange Act, the U.S. Investment Company Act of 1940, as amended, the Trust Indenture Act or any other applicable law, rule or regulation; or
     (e) to modify, alter, amend or supplement this Agreement in any other manner that is not adverse to the Depositary or the owners of Book-Entry Interests.
     No amendment that adversely affects the Depositary may be made to this Agreement without the consent of the Depositary.

     SECTION 4.13. Book-Entry Depositary to Execute Amendments.
     The Book-Entry Depositary shall duly execute and deliver any amendment authorized pursuant to Section 4.12 if the amendment does not affect the rights, duties, liabilities or immunities of the Book-Entry Depositary. If it does, the Book-Entry Depositary may but need not execute and deliver such amendment. In executing and delivering such amendment the Book-Entry Depositary shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and shall be fully protected in reasonably relying upon, an Officers’ Certificate (which need only cover the matters set forth in clause (a) below) and an Opinion of Counsel stating that:
     (a) such amendment is authorized or permitted by this Agreement;
     (b) the Company has all necessary corporate power and authority to execute and deliver the amendment and that the execution, delivery and performance of such amendment has been duly authorized by all necessary corporate action;
     (c) the execution, delivery and performance of the amendment do not conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of (i) this Agreement, (ii) the Memorandum and Articles of Association of the Company or (iii) any law or regulation applicable to the Company; and
     (d) such amendment has been duly and validly executed and delivered by the Company, and this Agreement together with such amendment constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles.

     IN WITNESS whereof the parties have caused this Agreement to be duly executed on the date first written above.

BRITISH TELECOMMUNICATONS plc

By:	/s/ Andrew Longden

Name: Andrew Longden
Title: Group Treasurer

Citibank, N.A.
as Book-Entry Depositary

By:	/s/ Wafaa Orfy

Name: Wafaa Orfy
Title: Assistant Vice President